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                                                                     EXHIBIT 11


                  AMERICAN TELECASTING, INC. AND SUBSIDIARIES

                               Earnings Per Share
                (Dollars in thousands except per share amounts)


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
                                                                THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                   SEPTEMBER 30,                  SEPTEMBER 30,
                                                           ----------------------------   ----------------------------
                                                               1996            1997           1996            1997
                                                           ------------    ------------   ------------    ------------
Net income (loss) applicable to Class A Common Stock ...   $    (20,212)   $     11,945   $    (57,359)   $    (33,450)

Weighted average number of shares outstanding ..........     18,583,169      25,743,607     17,506,036      25,362,081

Net income (loss)  per share ...........................   $      (1.09)   $        .46      $ ( 3.28)    $      (1.32)
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